Exhibit 5.1

Rutgers Posch Visée Endedijk N.V.
Herengracht 466, 1017 CA Amsterdam
P.O. Box 10896, 1001 EW Amsterdam
The Netherlands
T + 31(0)20 891 3900 | F + 31(0)20 891 3901
www.rutgersposch.com

uniQure N.V.

Paasheuvelweg 25

1105 BP Amsterdam

The Netherlands	Date: 6 September 2019

uniQure N.V. - SEC form 8-K filing opinion letter

Dear Sir, Madam,

1.	Introduction

We have acted as legal counsel to the Issuer as to certain matters of Dutch Law in connection with the Registration.

2.	Definitions

Certain terms used in this opinion letter are defined in Annex 1 (Definitions) hereto.

3.	Dutch Law

We express an opinion on Dutch Law only, (i) including case law but only if published in printed form, and (ii) excluding tax, competition, sanction and procurement laws and, for the avoidance of doubt, the laws of the European Union insofar as not implemented in Dutch Law or directly applicable in the Netherlands. Our investigation has further been limited to the text of the documents. We have not investigated the meaning and effect of any document governed by a law other than Dutch Law. The opinions expressed herein are rendered only as at the date of this opinion letter and we assume no obligation to advise you of facts, circumstances, events or changes in Dutch Law that may hereafter arise or be brought to our attention and that may alter, affect or modify the opinions expressed herein.

4.	Scope of investigation

For the purpose of this opinion letter, we have examined and relied solely upon copies of the following documents:

4.1	the Registration Statement;

4.2	the Extract;

4.3	the Deed of Incorporation;

Rutgers & Posch is the tradename of Rutgers Posch Visée Endedijk N.V. in Amsterdam (Trade register no. 56919891). The general terms and conditions of Rutgers & Posch, which stipulate a limitation of liability, the applicability of Dutch law and the exclusive jurisdiction of the district court in Amsterdam, are applicable to all work performed. The general terms and conditions are available at www.rutgersposch.com.

4.4	the Articles of Association;

4.5	the Shareholders’ Register;

4.6	the Company Certificate; and

4.7	the Underwriting Agreement.

In addition, we have performed such other investigations as we considered necessary for the purpose of this opinion letter.

5.	Assumptions

For the purpose of this opinion letter, we have assumed that:

5.1	all copies of documents conform to the originals and that all such originals are authentic and complete;

5.2	each signature is the genuine signature of the individual concerned;

5.3	all factual matters, statements in documents, confirmations and other results of our investigation, relied upon or assumed herein, are true and accurate as at the date of this opinion letter;

5.4	each of the statements in the Company Certificate is accurate and complete as at the date of this opinion letter;

5.5	the Registration Statement has been filed with the SEC in the form referred to in this opinion letter;

5.6	the issue of the Existing Shares has been, and the issue of any New Shares or Option Shares (or of any rights to acquire any New Shares or Option Shares) will be, validly authorised in accordance with the articles of association of the Issuer in force and effect at the time of authorisation;

5.7	any pre-emptive rights in respect of the issue of the Existing Shares have been, and in respect of the issue of any New Shares or Option Shares (or of any rights to acquire any New Shares or Option Shares) will be, observed or validly excluded in accordance with the articles of association of the Issuer in force and effect at the time of observance or exclusion;

5.8	the authorised share capital of the Issuer at the time of the issue of any New Shares or Option Shares will be sufficient to allow for the issue;

5.9	the Existing Shares have been, and any New Shares or Option Shares will be, (i) issued in the form and manner prescribed by the articles of association of the Issuer in force and effect at the time of issue, and (ii) accepted by the subscribers for them in accordance with all applicable laws (including, for the avoidance of doubt, Dutch Law); and

5.10	the nominal amount of the Existing Shares and any agreed share premium thereon have been, and the nominal amount of any New Shares or Option Shares and any agreed share premium thereon will be, validly paid.

6.	Opinions

Based upon the foregoing and subject to any factual matters and documents not disclosed to us in the course of our investigation, and subject to paragraph 7 hereafter, we express the following opinions:

6.1	The New Shares or Option Shares, when issued, will have been validly issued, will be fully paid and will be non-assessable[1].

6.2	The Existing Shares have been validly issued, are fully paid and are non-assessable[2].

7.	Reliance

7.1	This opinion letter is furnished to you in order to be filed in connection with the Registration Statement and as an exhibit to a form 8-K which will be filed on or about the same time as the Registration Statement and may only be relied upon by you for the purpose of the Registration. We consent to the filing of this opinion letter as Exhibit 5.1 on form 8-K in connection with the Registration Statement and further consent to the reference to our firm in the Registration Statement under the caption “Legal Matters”. In giving such consent, we do not admit that we come within the category of persons whose consent is required under section 7 of the U.S. Securities Act or the rules and regulations promulgated thereunder.

7.2	This opinion letter may only be relied upon by you on the condition, and by accepting this opinion letter you agree with us, that (i) this opinion letter including the agreement in this paragraph 7.2 and any issues of interpretation or liability arising hereunder will be governed by Dutch Law and be brought before a court in the Netherlands exclusively, (ii) no person other than Rutgers Posch Visée Endedijk N.V. will have any liability pursuant to or in connection with this opinion letter, and (iii) any possible liability of Rutgers Posch Visée Endedijk N.V. is limited to the amount available and payable under Rutgers Posch Visée Endedijk N.V.’s professional malpractice insurance coverage.

1          The term “non-assessable” has no equivalent in Dutch and as used in this opinion letter means that a holder of a share will not, by reason of merely being such a holder, be subject to assessments or calls by the Issuer or its creditors for further payment (in addition to the amount required for the share to be fully paid) on such share.

2          See footnote 1.

Yours faithfully,

/s/ Rutgers Posch Visée Endedijk N.V.

Rutgers Posch Visée Endedijk N.V.

Annex 1

Definitions

“Articles of Association” means the articles of association (statuten) of the Issuer, dated 15 June 2017, as deposited with the Chamber of Commerce;

“Chamber of Commerce” means the Dutch Chamber of Commerce;

“Company Certificate” means the certificate, dated 6 September 2019, attached as Annex 2 (Company Certificate) hereto;

“Deed of Incorporation” means the deed of incorporation of the Issuer, dated 9 January 2012, as deposited with the Chamber of Commerce;

“Dutch Law” means the laws of the Kingdom of the Netherlands excluding Aruba, Bonaire, Curacao, Saba, Sint Eustatius and Sint Maarten (the Netherlands) as they currently stand and are applied by the courts of the Netherlands;

“Existing Shares” means the 37,918,158 ordinary shares in the share capital of the Issuer with a nominal value of EUR 0.05 each, as set out in the Shareholders’ Register, held by the Issuer’s shareholders;

“Extract” means an extract from the trade register of the Chamber of Commerce relating to the Issuer, dated 6 September 2019;

“Insolvency” means a suspension of payments (surseance van betaling), a bankruptcy (faillissement) or any equivalent or analogous regime under the laws of any foreign country;

“Issuer” means uniQure N.V., a public limited liability company (naamloze vennootschap) incorporated under Dutch Law, having its corporate seat in Amsterdam, the Netherlands, and registered with the trade register of the Chamber of Commerce under number 54385229;

“New Shares” means the 4,891,305 ordinary shares in the share capital of the Issuer with a nominal value of EUR 0.05 each, to be issued pursuant to the Registration Statement and the Underwriting Agreement;

“Option Shares” means the up to 733,695 ordinary shares in the share capital of the Issuer with a nominal value of EUR 0.05 each, to be issued pursuant to the Registration Statement and the Underwriting Agreement to cover the option to purchase additional ordinary shares in the share capital of the Issuer with a nominal value of EUR 0.05 each;

“Registration” means the registration of the Registration Statement with the SEC under the U.S. Securities Act;

“Registration Statement” means the automatic shelf registration statement of the Issuer on form S-3 filed with the SEC on 14 June 2018 as supplemented by the prospectus supplement of the Issuer filed with the SEC on or around the date hereof (excluding any documents incorporated by reference in it and any exhibits to it);

“SEC” means the U.S. Securities and Exchange Commission;

“Shareholders’ Register” means the shareholders’ register of the Issuer as at 10 February 2014 as well as the shareholders’ register of the Issuer held by Computershare Trust Company, N.A. as at close of business on 5 September 2019;

“Underwriting Agreement” means the underwriting agreement dated on 5 September 2019 among the Issuer, Goldman Sachs & Co. LLC and SVB Leerink LLC; and

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended.

Annex 2

Company Certificate

From: the executive directors of uniQure N.V.

Dated: 6 September 2019

The undersigned:

Matthew Kapusta and Robert Gut, acting in their capacity as executive directors of uniQure N.V., a public limited liability company (naamloze vennootschap) incorporated under Dutch law, having its corporate seat in Amsterdam, the Netherlands, and registered with the trade register of the Dutch Chamber of Commerce under number 54385229 (the Issuer).

Background:

A.	The Issuer intends to seek the registration with the SEC of the Registration Statement;

B.	In connection with the Registration, as at the date of this Company Certificate, Rutgers Posch Visée Endedijk N.V. intends to issue a legal opinion in the form attached to this certificate (the Legal Opinion);

C.	This Company Certificate is the “Company Certificate” as defined in the Legal Opinion; and

D.	The undersigned make the certifications in this Company Certificate after due and careful consideration and after having made all necessary enquiries.

1.	Construction

1.1	Terms defined in the Legal Opinion have the same meaning in this Company Certificate.

1.2	In this Company Certificate “including” means “including without limitation”.

2.	Certification

The undersigned certify the following:

2.1	Authenticity

As at the date of this Company Certificate:

i)	the Extract accurately and completely reflects the matters purported to be evidenced thereby, except that the Extract does not reflect the up-to-date share capital of the Issuer; and

ii)	all information in the Shareholders’ Register is accurate and complete.

2.2	Solvency

The Issuer is not subject to any Insolvency, dissolution, liquidation, statutory merger or demerger and its assets are not under administration.

2.3	Existing Shares

The Existing Shares are fully paid up.

2.4	General

The undersigned are not aware of:

i)	any claim (whether actual or threatened and including any claim, litigation, arbitration or administrative or regulatory proceeding) to the contrary of the certifications in this Company Certificate; or

ii)	any fact or circumstance which they understand or suspect has or might have any impact on the correctness of the Legal Opinion and which has not been disclosed to Rutgers Posch Visée Endedijk N.V. in writing.

3.	Reliance

Rutgers Posch Visée Endedijk N.V. may rely on this Company Certificate (without personal liability for the undersigned).

In evidence whereof this Company Certificate was signed in the manner set out below.

/s/ Matthew Kapusta	/s/ Robert Gut
Matthew Kapusta	Robert Gut